UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2009

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On January 22, 2009, Global Axcess Corp, a Nevada corporation (the “Company”), entered into a mediation settlement agreement (the “Mediation Settlement Agreement”) with Sidney Michael Cole to settle the lawsuit commenced by Mr. Cole on April 3, 2008.  Pursuant to the terms of the Mediation Settlement Agreement, the Company’s insurer shall tender a lump sum cash amount to Mr. Cole’s counsel on or before February 12, 2009 and Mr. Cole shall retain ownership of any Company stock and warrants that he owned prior to executing the Mediation Settlement Agreement.  As a result of the settlement, all claims will be dismissed with prejudice and each party will pay its own attorney fees and costs.  The terms of the Mediation Settlement Agreement will have no impact on the Company’s income statement and there will be no cash outlay by the Company.  All legal expenses incurred by the Company relating to this matter will be covered under the Company’s director and officer insurance policy.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

99.1       Press release, dated January 27, 2009, issued by Global Axcess Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:	/s/ George McQuain
Name:	George McQuain
Title:	Chief Executive Officer

Dated: January 28, 2009